Exhibit 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                                SEA GREEN, INC.

                                   ARTICLE I

      The name of this corporation is Sea Green, Inc.

                                   ARTICLE II
                           GENERAL NATURE OF BUSINESS

      The general nature of this business shall be that of the investment and ownership of shares of stock in various active businesses and other related and incidental functions, and the objects and purposes proposed to be transacted and carried on are to do any and all of the things hereinmentioned, as fully and to the same extent as natural persons might or could do, viz:

      (A) to improve, buy sell, exchange, mortgage, rent, lease, invest in, build, erect, equip, maintain, deal in and with, dispose of, manage and operate real property, both improved and unimproved, and personal property of whatsoever nature or kind, as owner, agent, factor, or broker; to build, construct and alter houses, buildings and structures of whatsoever nature of kind, and to develop real property generally, to loan money upon real and personal property and to take mortgages and bonds, and assignments of mortgages and bonds upon real and personal property of whatsoever nature or kind; and to borrow money thereon by mortgage or otherwise; to buy, sell and deal in bonds and loans secured by mortgages or other liens on real property or personal property of all kinds and description.

      (B) To purchase, manufacture, acquire, hold, own, mortgage, hypothecate, pledge, lease, sell, assign, transfer, invest in, trade in, deal in, borrow and lend money upon goods, wares, merchandise and real and personal property of every kind and description.

      (C) To act as agent, broker or attorney in fact for any persons, firms or corporations in buying, selling and dealing in real or personal property of whatsoever nature or kind and any



                                                                   FILED
                                                           1998 JUL-22 AM 11:37
                                                            SECRETARY OF STATE
                                                           TALLAHASSEE, FLORIDA
and every estate and interest therein, and choses in action and secured thereby, judgments resulting therefrom, and other personal property collateral thereto, in making or obtaining loans upon such property, in supervising, managing and protecting such property and loans and all interest in and claims affecting the same, in effecting insurance against fire and all other risks thereon, and in managing and conducting any legal actions, proceedings and business relating to any of the purposes hereinmentioned or referred to; to register mortgages and deeds of trust of real property or chattels real and all other securities collateral thereto; to investigate and report upon the credit and financial solvency and sufficiency of borrowers and sureties upon such securities; and to transact all or any other business which may be necessary or incidental or proper to the exercise of any or all of the purposes of the corporation.

      (D) To subscribe for, purchase, invest in, hold, own, assign, pledge, and otherwise dispose of shares of capital stock, bonds, mortgages, debentures, notes and other securities, obligations, contracts and evidences of indebtedness of any persons, firms, associations, or other corporations, whether domestic or foreign, and to exercise in respect of any such shares of stocks, bonds, and other securities, any and all rights, powers and privileges of individual ownership, including the right to vote thereon, to issue bonds and other obligations, and to secure the same by pledging or mortgaging the whole or any part of the property of the company, and to sell such bonds and other obligations for proper corporate purposes, and to do any and all acts and things tending to increase the value of the property at any time held by the company.

      (E) To acquire, hold, undertake and fully exploit the good will, property, rights, franchises, and assets of every kind, and the liabilities of any person, firm, association or corporation, either wholly or partly, and to pay for the same in cash, stocks or bonds of the Company or otherwise.

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


      (F) To borrow money and contract debts when necessary in the purchase or acquisition of real, personal and intangible property, business rights or franchises, or for additional working capital, or for any other object in or about its business or affairs and without limit as to amount, to incur debt and to raise, borrow and secure the payment of money in any lawful manner, including the issue and sale or other disposition of bonds, warrants, debentures, obligations, negotiable and transferable instruments and evidences of indebtedness of all kinds, whether secured by mortgage, pledge, deed of trust or otherwise.

      (G) In any manner to acquire, enjoy, utilize and to dispose of patents, copyrights, trademarks, and any license or other rights or interest therein and thereunder.

      (H) To conduct business and operations and to have one or more offices and hold, purchase, mortgage, lease, dispose of, deal in, and convey real and personal property without restrictions in this state and in any other of the several states, territories, possessions, and dependencies of the United States, the District of Columbia, and in any and all foreign countries.

      (I) To purchase or otherwise acquire, become interested in, deal in and with, invest in, hold, pledge, sell, mortgage, lend money on, exchange or otherwise dispose of, or turn to account or realize upon as owner, agent, broker, or factor, all forms of securities, including stocks, bonds, debentures, mortgages, notes, evidences of indebtedness, leases, options, certificates of interest, participation certificates, voting trust certificates evidencing shares of or interest in common law trusts, trusts and trust estates or associations, certificates of trust or beneficial interest in trusts, mortgages, contracts and other instruments, securities and rights; to investigate and report with respect to, and to undertake, carry on, aid, assist or participate in the organization, liquidation or reorganization of financial, commercial, mercantile, manufacturing, industrial


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or other business concerns, firms, associations and corporations; to institute, participate in or promote commercial, mercantile, financial and industrial enterprises and operations.

      (J) To engage in and carry on any advertising business in connection with property of any nature, owned, leased or otherwise acquired by this corporation, as principal or agent, with powers to let contracts for any such advertising, and to make and carry out contracts of every kind and nature that may be conducive to the accomplishment of any purposes of the corporation.

      (K) To do any and all things, and everything necessary and proper for the accomplishment of the objects enumerated in this Certificate of Incorporation or any amendment thereto necessary and incidental to the protection and benefit of the corporation, and in general to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth herein, it being understood that the enumeration of specific powers in this Certificate of Incorporation shall not be deemed to be exclusive, but all other lawful powers conferred by the statutes of the State of Florida are hereby included.

                                  ARTICLE III

      The capital stock of this corporation shall be 7,500 shares of $1.00 par value. All of said stock shall be payable in cash, property, real or personal, labor or services in lieu of cash, at a just valuation to be fixed by the Board of Directors of this corporation.

                                   ARTICLE IV
                               PREEMPTIVE RIGHTS

      Every shareholder, upon the sale for cash of any new stock of this corporation of the same kind, class or series as that which he already holds, shall have the right to purchase his pro rata share thereof (as nearly as may be done without issuance of fractional shares) at the price at which it is offered to others.





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



                                   ARTICLE V
                                    DURATION

         This corporation shall exist perpetually unless sooner dissolved according to law.

                                   ARTICLE VI
                       INITIAL PRINCIPAL OFFICE AND AGENT

         The street address of the initial principal office of this corporation is 1320 South Dixie Highway, Suite 900, Coral Gables, Florida 33146, and the name and address of the initial registered agent of this corporation is Marc A. Kuperman, Esquire, MARC A. KUPERMAN, P.A., 1320 South Dixie Highway, Coral Gables, Florida 33146.

                                  ARTICLE VII
                           INITIAL BOARD OF DIRECTORS

         This corporation shall have one director initially. The number of directors may be either increased or diminished from time to time by the By-Laws but shall never be less than one. The name and address of the initial director of this corporation is:

Ms. Fatima Silva
100 Elm Street
Providence, Rhode Island 02903

                                  ARTICLE VIII
                                  INCORPORATOR

         The name and address of the person signing these Articles is:

Ms. Fatima Silva
100 Elm Street
Providence, Rhode Island 02903

                                   ARTICLE IX
                                   AMENDMENT

         This corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation, or any amendment hereto, and any right conferred upon the shareholders




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is subject to this reservation.

                                        /s/Fatima Silva
                                        --------------------
                                        Fatima Silva, Subscriber

STATE OF RHODE ISLAND  )
                         ss:
COUNTY OF PROV.        )

         Before me, a Notary Public authorized to take acknowledgements in the state and county set forth above, personally appeared Fatima Silva, known to me and known by me to be the person who executed the foregoing Certificate of Incorporation, and the acknowledged before me that she executed the Certificate of Incorporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the state and county aforesaid, this 19 day of July, 1988.


                                         /s/ ILLEGIBLE
                                        ------------------------------------
                                        Notary Public, State of Rhode Island
                                        By commission expires: 6-30-91

Having been named to accept service of process for the above named corporation, at place designated in these Articles, I hereby accept to act in this capacity and agree to comply with the provision of said Act relative to keeping open said office.

                                        By: /s/ Marc A. Kuperman
                                        -------------------------
                                        Marc A. Kuperman, Esquire
                                        Resident Agent

                                                                   FILED
                                                           1998 JUL-22 AM 11:37
                                                            SECRETARY OF STATE
                                                           TALLAHASSEE, FLORIDA


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


                                                                    FILED
                                                              98 MAY-5 PM 2:17
                                                             SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA


                            ARTICLES OF AMENDMENT TO
                                SEA GREEN, INC.

      THE UNDERSIGNED, being the sole director and president of Sea Green, Inc., does hereby amend the Articles of Incorporation of Sea Green, Inc., as follows:

                                   ARTICLE I
                                 CORPORATE NAME

      The name of the Corporation shall be Sea Green, Inc.

                                   ARTICLE II
                                    PURPOSE

      The Corporation shall be organized for any and all purposes authorized under the laws of the State of Florida.

                                  ARTICLE III
                              PERIOD OF EXISTENCE

      The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV
                                     SHARES

      The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $.001 par value.

                                   ARTICLE V
                               PLACE OF BUSINESS

      The address of the principal place of business of this corporation in the State of Florida shall be 7695 S.W. 104th Street, Suite 210, Miami, FL 33156. The Board of Directors may at any time and from time to time move the principal office of this corporation.

                                   ARTICLE VI
                             DIRECTORS AND OFFICERS

      The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws.

                                  ARTICLE VII
                          DENIAL OF PREEMPTIVE RIGHTS

      No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the board of Directors.

                                  ARTICLE VIII
                              AMENDMENT OF BYLAWS

Anything in these Articles of Incorporation, the ByLaws, or the Florida Corporation Act notwithstanding, bylaws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

                                   ARTICLE IX
                                  SHAREHOLDERS

      9.1. Inspection of Books. This board of directors shall make reasonable rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

      9.2. Control Share Acquisition. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not apply to the Corporation.

      9.3. Quorum. The holders of shares entitled to one-third of the votes at a meeting of shareholder's shall constitute a quorum.

      9.4. Required Vote. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.

                                   ARTICLE X
            LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of the corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

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


                                   ARTICLE XI
                                    CONTRACTS

         No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

         I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on May 4, 1998 and that the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on May 4, 1998.


/s/ Marc A. Kuperman
------------------------
Marc A. Kuperman, Sole Director and President

         The foregoing instrument was acknowledged before me on May 4, 1998, by Marc A. Kurperman, who is personally known to me.


                     [SEAL]               E.P. Littman
                 [NOTARY PUBLIC]    MY COMMISSION # CC527626
               [STATE OF FLORIDA]    EXPIRES: March 29, 2000
                              Bonded Thru Notary Public Underwriters
My commission expires:                  /s/ E.P. Littman
                                      -------------------
                                        Notary Public


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

                                                                    FILED
                                                              98 JUN-3 PM 3:29
                                                             SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA

                            ARTICLES OF AMENDMENT TO
                                 SEA GREEN, INC.

         THE UNDERSIGNED, being the sole director and president of Sea Green, Inc., does hereby amend its Articles of Incorporation as follows:

                                    ARTICLE I
                                 CORPORATE NAME

         The name of the Corporation shall be AMERICOM NETWORKS CORP.

      I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on May 29, 1998 and that the number of votes cast was sufficient for approval.

      IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on May 29, 1998.


/s/ Marc A. Kuperman
------------------------
Marc A. Kuperman, President

         The foregoing instrument was acknowledged before me on May 29, 1998, by Marc A. Kuperman, who is personally known to me.



                     [SEAL]               E.P. Littman
                 [NOTARY PUBLIC]    MY COMMISSION # CC527626
               [STATE OF FLORIDA]    EXPIRES: March 29, 2000
                             Bonded Thru Notary Public Underwriters
My commission expires:                  /s/ E.P. Littman
                                      -------------------
                                        Notary Public



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